                                                                  EXECUTION COPY

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                    BOMBARDIER CREDIT RECEIVABLES CORPORATION

                                    Purchaser

                                       and

                             BOMBARDIER CAPITAL INC.

                                     Seller

                               AMENDMENT NUMBER 1

                           Dated as of January 1, 1997

                                       to

                         RECEIVABLES PURCHASE AGREEMENT

                           Dated as of January 1, 1994

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                                Table of Contents

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                                           ARTICLE I

                                          Definitions

SECTION 1.01.  Cross Reference to Definitions in the Pooling and Servicing
                           Agreement.....................................................................2
SECTION 1.02.  Current Amendment to Add Defined Terms....................................................2
SECTION 1.03.  Terms Confined to this Amendment..........................................................2
SECTION 1.04.  Effective Dates...........................................................................3

                                           ARTICLE II

                    Current Amendments Relating to Conveyance of Receivables

SECTION 2.01.  General Amendment Relating to Contribution of Receivables.................................3
SECTION 2.02.  Amendment Relating to Exclusion of Receivables in Accounts
                           Removed from the Trust........................................................4
SECTION 2.03.  Amendment Relating to Purchase Price......................................................4
SECTION 2.04.  Amendment Relating to Record of Accounts..................................................5

                                            ARTICLE III

                            Amendments Relating to Representations and
                        Warranties and Removal of Accounts and Receivables

 SECTION 3.01. Current Amendment to Representations and Warranties of the Seller
                           Relating to the Seller and the Agreement......................................5
 SECTION 3.02. Delayed Amendment to Representations and Warranties of the Seller
                           Relating to the Receivables...................................................6
 SECTION 3.03. Current Amendment Relating to Removal of Accounts.........................................6
 SECTION 3.04. Delayed Amendment Relating to Removal of Participation
                            Interests....................................................................8
 SECTION 3.05. Delayed Amendment Relating to Removal of Receivables for
                            Assignment to a Third Party..................................................9

                                           ARTICLE IV

                     Delayed Amendments Relating to the Addition of Accounts

SECTION 4.01.  Amendments Relating to the Automatic Addition of Accounts................................11

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                                            ARTICLE V

                     Delayed Amendments Relating to Covenants of the Seller

SECTION 5.01.  Amendments Relating to Liens.............................................................11
SECTION 5.02.  Amendments Relating to Delivery of Collections...........................................12

                                           ARTICLE VI

                       Delayed Amendment Relating to Repurchase Agreements

SECTION 6.01.  Addition of Provision Relating to Repurchase Agreements..................................12

                                           ARTICLE VII

                            Current Amendment Relating to Amendments

SECTION 7.01.  Amendment to Provisions Relating to Amendment of the
                           Receivables Purchase Agreement...............................................13
SECTION 7.02.  Amendment to Provisions Relating to Consent of Enhancement Provider
                         to Amendment of the Receivables Purchase Agreement.............................14
SECTION 7.03.  Amendments to Exhibit D-2................................................................14

                                          ARTICLE VIII

                                 Current Amendments to Exhibits

SECTION 8.01.  Amendments to Exhibit A..................................................................15
SECTION 8.02.  Amendments to Exhibit D-1................................................................15

                                           ARTICLE IX

                                          Miscellaneous

SECTION 9.01.  Counterparts.............................................................................16
SECTION 9.02.  Headings.................................................................................16

                  AMENDMENT NUMBER 1 dated as of January 1, 1997 (this "Amendment") to the RECEIVABLES PURCHASE AGREEMENT dated as of January 1, 1994 (the "Original Receivables Purchase Agreement"), each between BOMBARDIER CREDIT RECEIVABLES CORPORATION, a Delaware corporation, as Purchaser, and BOMBARDIER CAPITAL INC., a Massachusetts corporation, as Seller.

                              W I T N E S S E T H :

                  WHEREAS (i) the Seller, in the ordinary course of its business, finances the purchase of floorplan and wholesale inventory by dealers of consumer, recreational and commercial products thereby generating certain payment obligations and (ii) the Seller plans, in the ordinary course of its business, to finance working capital needs and the production, manufacturing and inventory of consumer, recreational and commercial products for dealers, distributors and manufacturers, and thereby also to generate payment obligations; and

                  WHEREAS the Seller entered into the Original Receivables Purchase Agreement for the purpose of selling certain of such existing and future payment obligations from time to time to the Purchaser; and

                  WHEREAS, the Seller, the Purchaser and BANKERS TRUST COMPANY, as Trustee (the "Trustee"), have entered into a Pooling and Servicing Agreement dated as of January 1, 1994 and, simultaneously herewith, are entering into Amendment Number 1 to such Pooling and Servicing Agreement (such Pooling and Servicing Agreement as amended by such Amendment to Pooling and Servicing Agreement and as the same may hereafter from time to time be amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"); and

                  WHEREAS, the Seller and the Purchaser have agreed that, from time to time, the Seller may transfer Receivables to the Purchaser by contribution rather than by sale and the parties wish to make provisions for such contributions; and

                  WHEREAS, the Seller and the Purchaser, in accordance with
Section 8.01 of the Original Receivables Purchase Agreement, by the execution and delivery of this Amendment, hereby amend the Original Receivables Purchase Agreement to the extent and on the terms set forth in this Amendment.

                  NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Cross Reference to Definitions in the Pooling and Servicing Agreement. Except to the extent the context clearly indicates otherwise, capitalized terms used herein and not defined herein or amended by the terms of this Amendment shall have the meanings set forth in the Pooling and Servicing Agreement, including the Amendment to Pooling and Servicing Agreement, and in the Original Receivables Purchase Agreement together with any subsequent amendments thereto.

                  SECTION 1.02. Current Amendment to Add Defined Terms. Article I of the Original Receivables Purchase Agreement is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto by the addition of Section 1.03 which shall read, in its entirety, as follows:

                  SECTION 1.03. Certain Terms Defined. Whenever used in this Receivables Purchase Agreement, the following words shall have the following meanings:

                  "Minimum Equity Amount" shall mean, as of any date of determination, the sum of (i) the product of (A) 0.045 and (B) the aggregate amount of Principal Receivables held by the Trust on the immediately preceding Distribution Date and (ii) the sum, without duplication, of (A) the Obligor Overconcentrations, (B) the Manufacturer Overconcentrations and (C) the Industry Overconcentrations (each as defined in the Series 1997-1 Supplement and calculated as of the immediately preceding Distribution Date).

                  "Series 1997-1 Supplement" shall mean that Supplement dated as of January 1, 1997 which sets forth the terms of a Series of Investor Certificates designated as Series 1997-1.

                  SECTION 1.03. Terms Confined to this Amendment. Whenever used in this Amendment, the following words shall have the following meanings:

                  "Amendment" shall mean this Amendment Number 1 dated as of January 1, 1997 to the Original Receivables Purchase Agreement, as such Amendment Number 1 may be modified, amended and supplemented hereafter.

                  "Amendment to Pooling and Servicing Agreement" shall mean Amendment Number 1, dated as of January 1, 1997, to the Original Pooling and Servicing Agreement.

                  "Delayed Amendments" shall mean those amendments to the Original Receivables Purchase Agreement set forth herein which are specified herein as having an Effective Date on the day following the Series 1994-1 Final Payment Date.

                  "Effective Date" shall mean the date on which the respective amendments to the Original Receivables Purchase Agreement contained in this Amendment shall become effective which (i) with respect to those amendments set forth in ARTICLES II, VII, VIII and Sections 3.01 and 3.03 shall be the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto and (ii) with respect to those amendments set forth in all other Sections and Articles of this Amendment shall be the day after the Series 1994-1 Final Payment Date.

                  "Original Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement dated as of January 1, 1994 between Bombardier Capital Inc., as Seller, and Bombardier Credit Receivables Corporation, as Purchaser.

                  "Receivables Purchase Agreement" shall mean, the Original Receivables Purchase Agreement as amended and supplemented by this Amendment and as otherwise modified, amended and supplemented from time to time.

                  SECTION 1.04. Effective Dates. The Amendment to Pooling and Servicing Agreement sets forth the respective Effective Dates of the defined terms added to the Pooling and Servicing Agreement or amended by the Amendment to Pooling and Servicing Agreement. With respect to each such new or amended definition the respective Effective Dates in the Amendment to Pooling and Servicing Agreement shall also be the Effective Dates under this Amendment.

                                   ARTICLE II

            Current Amendments Relating to Conveyance of Receivables

                  SECTION 2.01. General Amendment Relating to Contribution of Receivables. The Original Receivables Purchase Agreement (including the Exhibits thereto) is hereby amended and supplemented effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto, to provide that Receivables, in addition to being sold by the Seller to the Purchaser, may be transferred from the Seller to the Purchaser in the form of a capital contribution. Notwithstanding the fact that the Original Receivables Purchase Agreement and the Exhibits thereto refer only to the sale of Receivables, wherever in the Original Receivables Purchase Agreement or any Exhibit thereto there is a reference to a sale of Receivables by the Seller to the Purchaser or the purchase of Receivables from the Seller, such provision shall also be applicable to and shall provide for the transfer of Receivables in the form of a contribution.

                  SECTION 2.02. Amendment Relating to Exclusion of Receivables in Accounts Removed from the Trust. The second sentence of Section 2.01 of the Original Receivables Purchase Agreement is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read, in its entirety, as follows:

         Subject to Article VI hereof, as of each Business Day prior to the earlier of (A) an Appointment Date and (B) the Trust Termination Date, on which Receivables are created in the Accounts (each, a "Transfer Date"), the Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Purchaser, all of its right, title and interest in, to and under the Receivables in each Account (other than any (x) Receivables created in a Removed Account or Ineligible

         Account after the applicable Removal Commencement Date as provided in
         Section 2.07 or 2.08 of the Pooling and Servicing Agreement or (y) Participation Interests in Receivables in such Accounts that have been transferred to third parties) and all Collateral Security with respect thereto owned by the Seller at the close of business on such Transfer Date and not theretofore conveyed to the Purchaser, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including "proceeds", as defined in Section 9-306 of the UCC as in effect in the State of Vermont, and Recoveries). The parties hereto intend that this Agreement constitutes an absolute conveyance; provided, however, that to the extent that notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then this Agreement shall be deemed to be and hereby is a security agreement within the meaning of Article 9 of the UCC.

                  SECTION 2.03. Amendment Relating to Purchase Price. Section
2.01 (e) of the Original Receivables Purchase Agreement is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read in its entirety as follows:

                  (e) The purchase price (i) with respect to Eligible Receivables sold hereunder will equal the principal amount of such Receivables plus accrued and unpaid interest thereon on the related Transfer Date (less, if then applicable, the amount of principal and interest allocable to any Participation Interest) and (ii) with respect to Ineligible Receivables sold hereunder will equal 100% of the net book value (as determined by the Seller) of such Receivables (less, if then applicable, the amount of principal and interest allocable to any Participation Interest) as of the related Transfer Date. If Receivables are contributed by the Seller to the Purchaser, the value of such contribution (i) with respect to Eligible Receivables contributed hereunder will equal the principal amount of such Receivables plus accrued and unpaid interest thereon on the related Transfer Date (less, if then applicable, the amount of principal and interest allocable to any Participation Interest) and (ii) with respect to Ineligible Receivables contributed hereunder will equal 100% of the net book value (as determined by the Seller) of such Receivables as of the related Transfer Date (less, if then applicable, the amount of principal and interest allocable to any Participation Interest). The consideration paid with respect to transfers of Receivables hereunder subsequent to the Closing Date may be paid, at the election of Purchaser, (a) in cash, (b) by means of increasing the principal amount of the BCRC Note,
         (c) by means of capital contributed by the Seller to the Purchaser in the form of a contribution of such Receivables, or (d) any combination of the foregoing; provided, however, that in no event shall the principal amount of the BCRC Note be increased in connection with any such transfer if, after giving effect to such increase, the equity of the Purchaser (determined in accordance with generally accepted accounting principles) would be less than the Minimum Equity Amount.

                  SECTION 2.04. Amendment Relating to Record of Accounts.
Section 2.02 (i) of the Original Receivables Purchase Agreement is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read, in its entirety, as follows:

                  (i) Record of Accounts. As of the first Closing Date, in the case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Termination Date, in the case of Removed Accounts and Ineligible Accounts, Schedule 1 to this Agreement (as amended from time to time) is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date, the applicable Additional Cut-Off Date or the applicable Removal Termination Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date, such applicable Additional Cut-Off Date or such Removal Termination Date, as the case may be.

                                   ARTICLE III

                   Amendments Relating to Representations and
               Warranties and Removal of Accounts and Receivables

                  SECTION 3.01. Current Amendment to Representations and Warranties of the Seller Relating to the Seller and the Agreement. Section 2.02
(a) of the Original Receivables Purchase Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto, to read in its entirety as follows:

                           (a) Organization and Good Standing. The Seller is a
                  corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  SECTION 3.02. Delayed Amendment to Representations and Warranties of the Seller Relating to the Receivables. Subsections (a)(i) and
(a)(v) of Section 2.03 of the Original Receivables Purchase Agreement are hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to read in their entirety, respectively, as follows:

                           (i) Each Receivable and all Collateral Security
                  existing on the first Closing Date has been or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been and will be conveyed to the Purchaser free and clear of any Lien except for Liens permitted under Section 2.06(a) of the Pooling and Servicing Agreement.

                           (v) Each Domestic Inventory Receivable conveyed to
                  the Trust was, at the time of its creation, and is and will be secured by a first priority perfected security interest in the related Eligible Product and each Asset-Based Receivable conveyed to the Trust is at the time of such conveyance secured by a first priority perfected security interest in accounts, goods, work in progress, raw materials, component parts or other rights or assets of the Obligor except to the extent of Liens permitted by Section 2.06(a) of the Pooling and Servicing Agreement.

                  SECTION 3.03. Current Amendment Relating to Removal of Accounts.Section 2.06 of the Original Receivables Purchase Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto, to read in its entirety as follows:

                           SECTION 2.06. Removal of Accounts. (a) If the Depositor elects to exercise its right pursuant to Section 2.07 of the Pooling and Servicing Agreement to cease transferring newly originated Receivables to certain Accounts, the Purchaser shall be deemed to have offered to the Seller automatically and without notice to or action by or on behalf of the Purchaser the right to reacquire and remove such Receivables from the operation of this Agreement in the manner prescribed in Subsection (b) below, and on the related Removal Termination Date, under Section 2.07(c) of the Pooling and Servicing Agreement with respect to such Accounts, the Purchaser shall be deemed to have offered to the Seller automatically and without notice to or action by or on behalf of the Purchaser, the right to remove Accounts from the operation of this Agreement in the manner prescribed in subsection (b) below.

                  (b) To accept such offer and remove Accounts and the Receivables arising therein, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                           (i) not less than five (5) Business Days prior to the
                  Removal Commencement Date, furnish to the Purchaser, the Trustee, any Enhancement Providers and the Rating Agencies a written notice (the "Removal Notice") specifying the date on which the Purchaser is to cease (the "Removal Commencement Date") transferring to the Trust newly originated Receivables in one or more Accounts which Accounts are specified in such notice (the "Removed Accounts");

                           (ii) from and after such Removal Commencement Date,
                  cease to transfer to the Purchaser any and all receivables arising in such Removed Accounts;

                           (iii) represent and warrant that the removal of any
                  such Account shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

                           (iv) represent and warrant that no selection
                  procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to be removed;

                           (v) represent and warrant that such removal will not
                  result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

                           (vi) on or before the related Removal Commencement
                  Date, deliver to the Trustee and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (iii) through (v) above, the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

                           (vii) within five (5) Business Days after the Removal
                  Commencement Date, amend Schedule 1 to the Pooling and Servicing Agreement by delivering to the Trustee a computer file or microfiche or written list containing a true and complete list of the Removed Accounts to be removed, specifying for each such Account, as of the date immediately preceding the Removal Commencement Date, its account number, the aggregate amount of Receivables outstanding in such Account and the aggregate outstanding principal balance therein (the "Designated Balance").

                  (c) Subject to subsection (b) above, on the Removal Termination Date with respect to any such Removed Account, such Removed Account shall be deemed removed by operation of this Agreement for all purposes. After the Removal Termination Date and upon the written request of the Servicer, the Purchaser shall deliver to the Seller a reassignment in substantially the form of Exhibit D-1 hereto (a "Reassignment").

                  SECTION 3.04. Delayed Amendment Relating to Removal of Participation Interests. The Original Receivables Purchase Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to add
Section 2.09 which shall read in its entirety, as follows:

                           SECTION 2.09 Removal of Participation Interests. (a) On each date on which an undivided interest in a Receivable or in Receivables (and the related Collateral Security and other rights associated therewith) is removed from the Trust pursuant to Section
         2.11 of the Pooling and Servicing Agreement, the Purchaser shall be deemed to have offered to the Seller automatically and without notice to or action by or on behalf of the Purchaser, the right to remove the interest from the operation of this Agreement in the manner prescribed in subsection (b) below.

                  (b) To accept such offer and remove undivided interests in Receivables in connection with the granting of a Participation Interest, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

                           (i) not less than five (5) Business Days prior to the
                  date on which removal of the Participation Interest (the "Removed Participation Interest") will occur (a "Participation Interest Removal Date"), furnish to the Trustee, any Enhancement Providers and the Rating Agencies a written notice (the "Participation Removal Notice") specifying the date of such Participation Interest Removal Date;

                           (ii) represent and warrant that the removal of any
                  such Participation Interest on any Participation Interest Removal Date shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

                           (iii) represent and warrant that no selection
                  procedures reasonably believed by the Seller (or the Servicer on its behalf) to be adverse to the interests of the

                  Beneficiaries were utilized in selecting the Accounts or the Receivables from which the Participation Interest is to be removed;

                           (iv) represent and warrant that such removal will not
                  result in a reduction or withdrawal of the rating of any outstanding Series or Class by the applicable Rating Agency;

                           (v) on or before the related Participation Interest
                  Removal Date, deliver to the Trustee and any Enhancement Providers an Officers' Certificate confirming the items set forth in clauses (ii), (iii) and (iv) above; the Trustee may conclusively rely on such Officers' Certificate and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

                           (vi) on or before the fifth Business Day after the
                  Participation Interest Removal Date, furnish to the Trustee a computer file, microfiche list or other list of the Removed Participation Interests, specifying for each Removed Participation Interest, (x) the number of the Account in which such Receivable or Receivables exists or with respect to which such Removed Participation Interest has been granted, (y) as of the date of the Participation Removal Notice, the aggregate amount of Principal Receivables outstanding in the Account from which the Removed Participation Interest is to be removed and (z) as of the Participation Interest Removal Date, the aggregate amount of Principal Receivables in such Account (after the removal of the Removed Participation Interests) and represent that such computer file, microfiche list or other list describing the interests removed is true and complete in all material respects.

                  (c) Subject to satisfaction of the conditions set forth above in subsection (b) of this Section 2.09, on the Participation Interest Removal Date with respect to any such Removed Participation Interest, such Removed Participation Interest shall be deemed removed from the operation of this Agreement for all purposes and shall no longer be included as a "Receivable" and the undivided interests in such Account which have not been removed shall continue as "Receivables" subject to the terms hereof and of the Trust.

                  SECTION 3.05. Delayed Amendment Relating to Removal of Receivables for Assignment to a Third Party. The Original Receivables Purchase Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to add Section 2.10 which shall read in its entirety, as follows:

                  SECTION 2.10. Removal of Receivables for Assignment to a Third Party.
                  (a) On each date on which a Receivable or Receivables are withdrawn from the Trust (the "Removal Date") pursuant to Section 2.12(a)(i) of the Pooling and Servicing Agreement, the Purchaser shall be deemed to have offered to the Seller automatically and without notice to or action by or on behalf of the Purchaser the right to remove the Receivable or Receivables (and the related Collateral Security and other rights associated therewith) from the operation of this Agreement in the manner prescribed in subsection (b) below:

                  (b) To accept such offer and remove such in Receivables, the Seller (or the Servicer on its behalf) shall, on behalf of the Purchaser, pay to the Trustee on or before the Removal Date for deposit into the Collection Account an amount at least equal to the outstanding principal balance of such removed Receivables together with interest accrued thereon to the Removal Date.

                  Upon each such removal from this Agreement, the Seller represents and covenants that the removal will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur.

                                   ARTICLE IV

             Delayed Amendments Relating to the Addition of Accounts

                  SECTION 4.01. Amendments Relating to the Automatic Addition of Accounts. Subsections (ii) and (v) of Section 2.04 (b) and Section 2.04 (d) of the Original Receivables Purchase Agreement are hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to read in their entirety, respectively, as follows:

                  Section 2.04(b)(ii) is hereby amended to read:

                           (ii) Such Additional Accounts shall all be Eligible
                  Accounts and, unless the Account is being added pursuant to the Automatic Addition Condition set forth in subsection (g) of Section 2.05 of the Pooling and Servicing Agreement, the Rating Agency Condition shall have been satisfied;

                  Section 2.04(b)(v) is hereby amended to read:

                           (v) (A) No selection procedures reasonably believed
                  by the Seller to be adverse to the interests of the Purchaser or the Beneficiaries were used in selecting such Additional Accounts; (B) the list of Additional Accounts delivered pursuant to clause (iii) above is true and correct in all material respects as of the Additional Cut-Off Date and (C) as of each of the Notice Date and the Addition Date, neither the Seller, the Purchaser nor the Servicer are insolvent nor will have been made insolvent by such transfer nor are aware of any pending insolvency;

                                    ARTICLE V

             Delayed Amendments Relating to Covenants of the Seller

                  SECTION 5.01. Amendments Relating to Liens. Section 2.05(a) of the Original Receivables Purchase Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to read in its entirety, as follows:

                  (a) No Liens. Except for (i) the conveyances hereunder, (ii) any Participation Interest granted pursuant to a Participation Agreement, (iii) the sale, assignment or transfer to a third party of Receivables, the Collateral Security and other associated rights removed from the Trust pursuant to the terms of the Pooling and Servicing Agreement and (iv) any tax liens and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation), the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Collateral Security, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Purchaser and the Trust in, to and under the Receivables and the Collateral Security, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

                  SECTION 5.02. Amendments Relating to Delivery of Collections.
Section 2.05(d) of the Original Receivables Purchase Agreement is hereby amended, effective on the day after the Series 1994-1 Final Payment Date, to read in its entirety, as follows:

                  (d) Delivery of Collections. In the event that the Seller receives Collections, the Seller agrees to pay the Servicer or any Successor Servicer all payments received by the Seller in respect of the Receivables with respect to any Account as soon as practicable after receipt thereof by the Seller, but in no event later than two (2) Business Days after the receipt by the Seller thereof. Receipt by the Seller's Affiliates of payments in respect of Asset-Based Receivables shall be deemed to be received by the Seller upon receipt by such Affiliates.

                                   ARTICLE VI

               Delayed Amendment Relating to Repurchase Agreements

                  SECTION 6.01. Addition of Provision Relating to Repurchase Agreements. The following new section shall, effective on the day after the Series 1994-1 Final Payment Date, be added to Article II of the Receivables Purchase Agreement:

                  SECTION 2.09. Provisions Relating to Repurchase Agreements. The Seller and Purchaser agree that, with respect to the Repurchase Agreements, the rights under such Repurchase Agreements and the recoveries thereunder which are conveyed by the Seller to the Purchaser pursuant to the terms of this Agreement shall only be those rights and recoveries which relate to Receivables conveyed hereunder and the Collateral Security which secures such Receivables. To the extent that any of such Repurchase Agreements also relate to obligations due to the Seller which are not Receivables conveyed to the Purchaser hereunder and any collateral security or other associated rights, any rights under such Repurchase Agreement related to such non-conveyed obligations, collateral security and other associated rights, shall remain with the Seller and any recoveries under such Repurchase Agreement, to the extent that such recoveries related to such non-conveyed obligations, collateral security and other associated rights shall be the property of the Seller and are not conveyed to the Purchaser hereunder and, to the extent the Purchaser collects amounts under a Repurchase Agreement which amounts relate to such non-conveyed obligations, collateral security and other associated rights, the Purchaser shall pay such amount to the Seller. In addition, if a Repurchase Agreement or an interest therein has been conveyed to the Purchaser in connection with a Receivable or Receivables conveyed hereunder and such Receivable or Receivables or a Participation Interest therein have been repurchased or otherwise removed from the Trust and from this Agreement, to the extent such Repurchase Agreement related to such removed Receivable or Removed Participation Interest (and any related Collateral Security or other associated rights), provided the Receivable or Removed Participation Interest was removed in compliance with the terms hereof and of the Pooling and Servicing Agreement, then the rights in any Repurchase Agreement to the extent they related to such removed Receivables or Removed Participation Interest (and any related Collateral Security or other associated rights), shall revert to the Seller. All representations and warranties of the Seller hereunder with respect to any such Repurchase Agreements shall relate only to the interest in such agreements which relates to the Receivables conveyed to the Purchaser hereunder.

                                   ARTICLE VII

                    Current Amendment Relating to Amendments

                  SECTION 7.01. Amendment to Provisions Relating to Amendment of the Receivables Purchase Agreement. Section 8.01(a) of the Original Receivables Purchase Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto, to read in its entirety as follows:

                  SECTION 8.01. Amendment. (a) This Agreement may be amended from time to time by the Seller and the Purchaser; provided, however, that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder or the Holder of the Variable Funding Certificate; provided, however, that any amendment to this Agreement in order to conform to the description of the Certificates and the Receivables and other matters set forth in the Registration Statement filed by the Purchaser with the Securities and Exchange Commission relating to the Series 1994-1 Certificates, as such Registration Statement was in effect on the date of issuance of the Series 1994-1 Certificates, shall not be deemed to adversely affect the interests of any Certificateholder or the Holder of the Variable Funding Certificate if (i) such amendment shall be confined to an amendment of the terms of the Series 1994-1 Certificates or matters which affect only the Series 1994-1 Certificates and does not materially adversely affect any other Series of Certificates and (ii) such amendment is conditioned upon the delivery to the Trustee of an Opinion of Counsel to the effect that such amendment is confined to matters affecting the Series 1994-1 Certificates and will not cause the Registration Statement filed with respect to any other Series to be inaccurate in any material respect with respect to the description of the terms of this Agreement after such amendment. Notwithstanding any other provision of this Agreement or of the Pooling and Servicing Agreement, the Servicer and the Purchaser may, without the consent of any of the Certificateholders, any Enhancement Providers, any Rating Agency or any other Person, amend Section 2.06 of this Agreement, at any time, to conform to the terms of such Section as set forth in this Agreement prior to the amendment thereof contained in Amendment Number 1 dated as of January 1, 1997 to the Receivables Purchase Agreement (and make any other conforming changes to other applicable provisions of this Receivables Purchase Agreement and any Exhibits hereto which were amended to conform to the amendments made to Section 2.06 by such Amendment Number 1) if Section 2.07 of the Pooling and Servicing Agreement is amended to conform to the terms of such section as set forth in the Pooling and Servicing Agreement prior to the amendments contained in Amendment Number 1 dated as of January 1, 1997 to the Pooling and Servicing Agreement.

                  SECTION 7.02. Amendment to Provisions Relating to Consent of Enhancement Provider to Amendment of the Receivables Purchase Agreement. Section 8.01(e) of the Original Receivables Purchase Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto, to read in its entirety as follows:

                  (e) Notwithstanding anything in this Section 8.01 to the contrary, (except for amendments referred to in the last sentence of Section 8.01(a) of this Agreement for which amendments no consent of any Enhancement Provider shall be required) no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

                  SECTION 7.03. Amendments to Exhibit D-2. Paragraph 6 in Exhibit D-2 to the Original Receivables Purchase Agreement is hereby amended effective on the date of execution and delivery of this Amendment by each of the parties hereto as specified on the signature page hereto to read, in its entirety, as follows:

                           6. Condition Precedent. In addition to the conditions precedent set forth in Section 2.07 of the Receivables Purchase Agreement, the obligation of the Purchaser to execute and deliver this Reassignment is subject to the Seller having delivered on or prior to the Removal Commencement Date to the Purchaser, any Agent, and any Enhancement Providers an Officers' Certificate certifying that (a) as of the Removal Commencement Date, all requirements set forth in Section
         2.08 of the Agreement for removing such Ineligible Accounts and reconveying the Receivables of such Ineligible Accounts and the Collateral Security created from time to time until the Removal Termination Date, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Commencement Date. The Purchaser may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                                  ARTICLE VIII

                         Current Amendments to Exhibits

                  SECTION 8.01. Amendments to Exhibit A. Exhibit A to the Original Receivables Repurchase Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by all of the parties hereto as specified on the signature page hereto, in the following respects:

         Provision 5(b) is hereby amended to read:

                  (b) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the law of the state of its incorporation and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment.

         Provision 5(m) is hereby amended to read:

                  (m) No Liens. Each Receivable and all Collateral Security existing on the Addition Date has been conveyed to the Purchaser free and clear of any Lien, except for Liens permitted under Section 2.06(a) of the Pooling and Servicing Agreement and tax and certain other statutory liens (including liens in favor of the Pension Benefit Guaranty Corporation);

                  SECTION 8.02. Amendments to Exhibit D-1. Exhibit D-1 to the Original Receivables Repurchase Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by all of the parties hereto as specified on the signature page hereto to read in its entirety as set forth in Exhibit A to this Amendment.

                  SECTION 8.03. Amendments to Exhibit D-2. Exhibit D-2 to the Original Receivables Agreement is hereby amended, effective on the date of execution and delivery of this Amendment by all of the parties hereto as specified on the signature page hereto, in the following respect:

         Provision 3(a) is hereby amended to read:

                           3. Conveyance of Receivables and Accounts. (a) The Purchaser does hereby transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty on and after the Removal Commencement Date, all right, title and interest of the Trust and the Purchaser in, to and under (x) all Receivables created from time to time on and after the Removal Commencement Date until the Removal Termination Date in the Ineligible Accounts designated hereby, any rights under any Repurchase Agreement with respect to such Receivables and the Collateral Security in respect thereof, all monies due or to become due and all amounts received with respect thereto (including all Non-Principal Receivables) and all proceeds thereof (as defined in Section 9-306 of the UCC as in effect in the State of Vermont) and Recoveries thereof relating thereto and
         (y) on the Removal Termination Date, all Collateral Security in connection with such Ineligible Accounts and all proceeds thereof (as defined in Section 9-306 of the UCC as in effect in the State of Vermont) and Recoveries relating thereto.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 9.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment Number 1 to the Receivables Purchase Agreement to be duly executed by their respective officers as of the day and year specified on the signature page hereof.

                  The date of execution and delivery of this Amendment Number 1 is January 23, 1997.

                                 BOMBARDIER CREDIT RECEIVABLES
                                 CORPORATION, Purchaser


                                 By: /s/ Blaine Filthaut
                                     -------------------------------------
                                     Name:  Blaine Filthaut
                                     Title:   Vice President and Treasurer

                                 By: /s/ Andrew Baranowsky
                                     -------------------------------------
                                     Name:  Andrew Baranowsky
                                     Title:   Assistant Treasurer

                                 BOMBARDIER CAPITAL INC., Seller

                                 By: /s/ Blaine Filthaut
                                     -------------------------------------
                                     Name:  Blaine Filthaut
                                     Title:   Vice President and Treasurer

                                 By: /s/ Andrew Baranowsky
                                     -------------------------------------
                                     Name:  Andrew Baranowsky
                                     Title:   Assistant Treasurer

                                                                       EXHIBIT A
                                                              TO AMENDMENT No. 1
                                                                  TO RECEIVABLES
                                                              PURCHASE AGREEMENT


                                   EXHIBIT D-1
                        TO RECEIVABLES PURCHASE AGREEMENT

             FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
                       (As required by Section 2.06 of the
                Receivables Purchase Agreement referred to below)

                    REASSIGNMENT NO. _______ OF RECEIVABLES,
                        dated as of _______________, ____
            by and between BOMBARDIER CREDIT RECEIVABLES CORPORATION,
                       as purchaser (the "Purchaser"), and
                BOMBARDIER CAPITAL INC., as seller (the "Seller")
                 pursuant to the Receivables Purchase Agreement
                               referred to below.

                                   WITNESSETH

                  WHEREAS the Seller and the Purchaser are parties to the Receivables Purchase Agreement dated as of January 1, 1994 (as amended or supplemented, the "Receivables Purchase Agreement");

                  WHEREAS, pursuant to Section 2.06 of the Receivables Purchase Agreement, the Seller wishes to remove all Receivables from certain Accounts and the Collateral Security in respect thereof (the "Removed Accounts") and to cause the Purchaser to reconvey the Receivables of such Removed Accounts and such Collateral Security, whether now existing or hereafter created, and all amounts currently held by the Purchaser or thereafter received by the Trust in respect of such Removed Accounts, from the Purchaser to the Seller (as each such term is defined in the Agreement); and

                  WHEREAS the Purchaser, is willing to accept such removal and to reconvey the Receivables in the Removed Accounts, such Collateral Security and any related amounts held or received by the Trust subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

1. Defined Terms. All terms defined in the Receivables Purchase Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                                      A-1-1

                  "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, _________ __, ____.

                  2. Notice of Removed Accounts. (a) Not less than five Business Days prior to the Removal Commencement Date, the Seller shall furnish to the Purchaser, the Trustee, any Enhancement Providers and the Rating Agencies a written notice specifying the date on which removal of the Receivables of one or more Accounts will begin, such date being a Removal Commencement Date.

                  (b) On or before the fifth business day after the Removal Commencement Date, the Seller shall furnish to the Trustee a computer file, microfiche list or other written list of the Removed Accounts, specifying for each Removed Account as of the day immediately preceding the Removal Commencement Date, its number and the aggregate amount outstanding in such Removed Account and the aggregate outstanding principal balance therein and represent that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects. Such file or list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Commencement Date and shall amend Schedule 1 to the Agreement.

                  3. Conveyance of Receivables and Accounts. (a) The Purchaser does hereby transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty on and after the Removal Commencement Date, all right, title and interest of the Trust in, to and under
(x) all Receivables created from time to time on and after the Removal Commencement Date until the Removal Termination Date in the Removed Accounts designated hereby all monies due or to become due and all amounts received with respect thereto (including all Non-Principal Receivables) and all proceeds thereof (as defined in Section 9-306 of the UCC as in effect in the State of Vermont) and Recoveries relating thereto and (y) on the Removal Termination Date, all Collateral Security in connection with such Removed Accounts and all proceeds thereof (as defined in Section 9-306 of the UCC as in effect in the State of Vermont and Recoveries) related thereto.

                  (b) If requested by the Seller, in connection with such transfer, the Purchaser agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement with respect to the Receivables created from time to time on and after the Removal Commencement Date in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Collateral Security) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security with respect thereto, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

                  4. Acceptance by Purchaser. The Purchaser hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, the Seller delivered to the Purchaser the computer file or such microfiche or written list described in Section 2(b) of this Reassignment.

                  5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as of the date of this Reassignment and as of the Removal Commencement Date:

                                      A-1-2

                  (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) and the availability of equitable remedies;

                  (b) No Early Amortization Event. The removal of the Accounts hereby removed shall not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

                  (c) Selection Procedures. No selection procedures reasonably believed by the Seller to be adverse to the interests of the Beneficiaries were utilized in selecting the Accounts to be removed; and

                  (d) True and Complete List. The list of Removed Accounts described in Section 2(b) of this Assignment is, as of the Removal Commencement Date, true and complete in all material respects.

                  6. Condition Precedent. In addition to the conditions precedent set forth in Section 2.06 of the Receivables Purchaser Agreement, the obligation of the Purchaser to execute and deliver this Reassignment is subject to the Seller having delivered on or prior to the Removal Commencement Date to the Purchaser, the Trustee, any Agent, and any Enhancement Providers an Officers' Certificate certifying that (i) as of the Removal Commencement Date, all requirements set forth in Section 2.06 of the Receivables Purchase Agreement for removing such Accounts and reconveying the Receivables of such Removed Accounts and the Collateral Security with respect thereto, created from time to time on and after the Removal Commencement Date until the termination of the Trust, have been satisfied, and (ii) each of the representations and warranties made by the Seller in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Commencement Date. The Purchaser and the Trustee may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

                  7. Ratification of Receivables Purchase Agreement. As supplemented by this Reassignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

                  8. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  9. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      A-1-3

                  IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                      BOMBARDIER RECEIVABLES MASTER TRUST I

                                      By:      BANKERS TRUST COMPANY, Trustee

                                               By:
                                                  -----------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                       ------------------------

                                               BOMBARDIER CREDIT RECEIVABLES

                                               CORPORATION, Depositor

                                               By:
                                                  -----------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                       ------------------------

                                               By:
                                                  -----------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                       ------------------------

                                      A-1-4